PRELIMINARY COPY - SUBJECT TO COMPLETION

EXPRESS SCRIPTS®

EXPRESS SCRIPTS HOLDING COMPANY
ONE EXPRESS WAY
SAINT LOUIS, MO 63121

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E49796-574537

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

EXPRESS SCRIPTS HOLDING COMPANY

THE BOARD OF DIRECTORS OF EXPRESS SCRIPTS HOLDING COMPANY RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:	For	Against	Abstain
1. A proposal to adopt the Agreement and Plan of Merger, dated as of March 8, 2018, as amended by Amendment No. 1, dated as of June 27, 2018, and as it may be further amended from time to time (the "Merger Agreement"), by and among Cigna Corporation, Express Scripts Holding Company ("Express Scripts"), Halfmoon Parent, Inc., Halfmoon I, Inc. and Halfmoon II, Inc.	☐	☐	☐
2. A proposal to approve the adjournment of the Express Scripts special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposal to adopt the Merger Agreement.	☐	☐	☐
3. A proposal to approve, by a non-binding advisory vote, certain compensation arrangements that may be paid or become payable to Express Scripts' named executive officers in connection with the mergers contemplated by the Merger Agreement.	☐	☐	☐

Please indicate whether you plan to attend the meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Admission Ticket

EXPRESS SCRIPTS HOLDING COMPANY
Special Meeting of Stockholders

[DATE]
[TIME]
[ADDRESS]

Please present this top portion of the proxy card at the meeting if you wish to attend.
Please remember to indicate that you plan to attend this meeting on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

E49797-S74537

EXPRESS SCRIPTS HOLDING COMPANY
This proxy is solicited on behalf of the Board of Directors
Special Meeting of Stockholders
[TBD]

The stockholder(s) hereby appoint(s) Timothy Wentworth and Martin P. Akins, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Express Scripts Holding Company that the stockholder(s) is/are entitled to vote at the special meeting of stockholders to be held at [TBD] Central Time on [TBD] at the principal executive offices of Express Scripts Holding Company located at One Express Way, Saint Louis, Missouri 63121 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES SHALL VOTE: (i) FOR PROPOSALS NO. 1, 2 AND 3, AND (ii) IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side